Exhibit 99.8

For further information contact:

Joshua G. Arnold
Vice President, Investor Relations
(512) 837-7100
PR@citizensinc.com

FOR IMMEDIATE RELEASE
April 23, 2010

CITIZENS, INC. PLANS EARNINGS RELEASE FOR THURSDAY, MAY 6th
AND EXPECTS TO HOST CONFERENCE CALL FRIDAY, MAY 7th

AUSTIN, Texas (April 23, 2010) – Citizens, Inc. (NYSE: CIA) announced today it expects to release first quarter 2010 earnings on Thursday, May 6, 2010.

Following the release, Citizens, Inc. will host a conference call to discuss its first quarter 2010 operating results at 10 a.m. Central Daylight Time on Friday, May 7, 2010. The conference call will be hosted by Kay Osbourn, Chief Financial Officer, and other members of the Citizens, Inc. management team. Citizens, Inc. intends to file its Form 10-Q dated March 31, 2010 by Monday, May 10, 2010 with the U.S. Securities and Exchange Commission, contingent upon Ernst & Young, LLP’s completion of the quarterly review process.

To participate in the Citizens, Inc. conference call, please dial (877) 355-2902 and when prompted, enter confirmation code #6727366. It is recommended you dial in 3-5 minutes before the call is scheduled to begin. A recording of the conference call will be available on Citizens’ website at www.citizensinc.com in the Investor Information section under News Release & Publications, following the call.

Citizens, Inc. is a financial services company listed on the New York Stock Exchange under the symbol CIA. The Company utilizes a three-pronged strategy for growth based upon worldwide sales of U.S. Dollar-denominated whole life cash value insurance policies, sales of life insurance products in the U.S. and the acquisition of other U.S.-based life insurance companies. Citizens’ Class A common stock closed at $7.24 on April 22, 2010.

Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as “may,” “will,” “expect,” “anticipate” or “continue” or comparable words. In addition, all statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements. Readers are encouraged to read the SEC reports of the Company, particularly its Form 10-K for the fiscal year ended December 31, 2009, its quarterly reports on Form 10-Q and its current reports on Form 8-K, for the meaningful cautionary language disclosing why actual results may vary materially from those anticipated by management. The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in the Company’s expectations. The Company also disclaims any duty to comment upon or correct information that may be contained in reports published by the investment community.

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